BNY MELLON INVESTMENT ADVISER, INC.
240 Greenwich Street

New York, New York 10286

May 27, 2025

Dreyfus Government Cash Management Funds

- Dreyfus Government Cash Management

240 Greenwich Street

New York, New York 10286

Re: Fee Waiver and Expense Limitation

To Whom It May Concern:

Effective May 30, 2025, BNY Mellon Investment Adviser, Inc. ("BNYIA"), intending to be legally bound, hereby confirms its agreement in respect of Dreyfus Government Cash Management (the "Fund"), a series of Dreyfus Government Cash Management Funds (the "Trust"), as follows:

Until May 30, 2025, BNYIA has contractually agreed to waive receipt of a portion of its management fee in the amount of .03% of the value of the Fund's average daily net assets. On or after May 30, 2026, BNYIA may terminate this waiver agreement at any time.

Until May 30, 2026, BNYIA has contractually agreed to waive receipt of a portion of its management fee in the amount of .03% of the value of the Fund's average daily net assets. In addition, BNYIA has contractually agreed, until May 30, 2026, to waive receipt of its fees and/or assume the direct expenses of the Fund's BOLD® shares so that the direct expenses of BOLD® shares (excluding taxes, brokerage commissions and extraordinary expenses) do not exceed .18%. To the extent that it is necessary for BNYIA to waive receipt of its management fee or reimburse the Fund's common expenses, the amount of the waiver or reimbursement will be applied equally to each share class of the Fund. On or after May 30, 2026, BNYIA may terminate the fee waiver agreement and/or expense limitation agreement at any time.

Until May 30, 2026, BNYIA has contractually agreed to waive receipt of a portion of its management fee in the amount of .03% of the value of the Fund's average daily net assets. In addition, BNYIA has contractually agreed, until May 30, 2026, to waive receipt of its fees and/or assume the direct expenses of the Fund's BOLD® Future shares so that the direct expenses of BOLD® Future shares (excluding taxes, brokerage commissions and extraordinary expenses) do not exceed .47%. To the extent that it is necessary for BNYIA to waive receipt of its management fee or reimburse the Fund's common expenses, the amount of the waiver or reimbursement will be applied equally to each share class of the Fund. On or after May 30, 2026, BNYIA may terminate the fee waiver agreement and/or expense limitation agreement at any time.

Until May 30, 2026, BNYIA has contractually agreed to waive receipt of its fees and/or assume the direct expenses of the Fund so that the direct expenses of the Fund's Services shares (excluding taxes, brokerage commissions and extraordinary expenses) do not exceed 1.01%. To the extent that it is necessary for BNYIA to waive receipt of its management fee or reimburse the Fund's common expenses, the amount of the waiver or reimbursement will be applied equally to each share class of the Fund. On or after May 30, 2026, BNYIAmay terminate this expense limitation agreement at any time.

Until May 30, 2026, BNYIA has contractually agreed to waive receipt of a portion of its management fee in the amount of .03% of the value of the Fund's average daily net assets. In addition, BNYIA has contractually agreed, until May 30, 2026, to waive receipt of its fees and/or assume the direct expenses of the Fund's SPARKSM shares so that the direct expenses of SPARKSM shares (excluding taxes, brokerage commissions and extraordinary expenses) do not exceed .18%. To the extent that it is necessary for BNYIA to waive receipt of its management fee or reimburse the Fund's common expenses, the amount of the waiver or reimbursement will be applied equally to each share class of the Fund. On or after May 30, 2026, BNYM Investment Adviser may terminate the fee waiver agreement and/or expense limitation agreement at any time.

Until May 30, 2026, BNYIA has contractually agreed to waive receipt of its fees and/or assume the direct expenses of the Fund so that the direct expenses of the Fund's Wealth shares (excluding taxes, brokerage commissions and extraordinary expenses) do not exceed .62%. To the extent that it is necessary for BNYIA to waive receipt of its management fee or reimburse the Fund's common expenses, the amount of the waiver or reimbursement will be applied equally to each share class of the Fund. On or after May 30, 2026, BNYIA may terminate this expense limitation agreement at any time.

This Agreement may only be amended by agreement of the Trust, on behalf of the Fund, upon the approval of the Board of Trustees of the Trust and BNYIA, to lower the net amounts shown and may only be terminated prior to May 30, 2026, in the event of termination of the Management Agreement between BNYIA and the Trust.

BNY MELLON INVESTMENT ADVISER, INC.

By: /s/ James Windels

       James Windels

      Treasurer

Accepted and Agreed To:

DREYFUS GOVERNMENT CASH MANAGEMENT FUNDS

By: /s/ Deirdre Cunnane

        Deirdre Cunnane

       Assistant Secretary

BNY MELLON INVESTMENT ADVISER, INC.
240 Greenwich Street

New York, New York 10286

May 27, 2025

Dreyfus Government Cash Management Funds

- Dreyfus Government Securities Cash Management

240 Greenwich Street

New York, New York 10286

Re: Fee Waiver and Expense Limitation

To Whom It May Concern:

Effective May 30, 2025, BNY Mellon Investment Adviser, Inc. ("BNYM Investment Adviser"), intending to be legally bound, hereby confirms its agreement in respect of Dreyfus Government Securities Cash Management (the "Fund"), a series of Dreyfus Government Cash Management Funds (the "Trust"), as follows:

Until May 30, 2025, BNYM Investment Adviser, has contractually agreed to waive receipt of a portion of its management fee in the amount of .01% of the value of the fund's average daily net assets. On or after May 30, 2026, BNYM Investment Adviser may terminate this waiver agreement at any time.

Until May 30, 2026, BNYM Investment Adviser has contractually agreed, to waive receipt of its fees and/or assume the direct expenses of the Fund so that the direct expenses of the Fund's Services shares (excluding taxes, brokerage commissions and extraordinary expenses) do not exceed 1.01%. To the extent that it is necessary for BNYIA to waive receipt of its management fee or reimburse the fund's common expenses, the amount of the waiver or reimbursement will be applied equally to each share class of the fund. On or after May 30, 2026, BNYM Investment Adviser may terminate this expense limitation agreement at any time.

This Agreement may only be amended by agreement of the Trust, on behalf of the Fund, upon the approval of the Board of Trustees of the Trust and BNYM Investment Adviser, to lower the net amounts shown and may only be terminated prior to May 30, 2025, in the event of termination of the Management Agreement between BNYM Investment Adviser and the Trust.

BNY MELLON INVESTMENT ADVISER, INC.

By: /s/ James Windels

       James Windels

      Treasurer

Accepted and Agreed To:

DREYFUS GOVERNMENT CASH MANAGEMENT FUNDS

By: /s/ Deirdre Cunnane

        Deirdre Cunnane

       Assistant Secretary